      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2001

                                                      REGISTRATION NO. 333-48936
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         SATCON TECHNOLOGY CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          3674                    04-2857552
  (State or Other Jurisdiction          (Primary Standard          (I.R.S. Employer
of Incorporation or Organization)          Industrial           Identification Number)
                                   Classification Code Number)

                            ------------------------

                                161 FIRST STREET
                      CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                              DAVID B. EISENHAURE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                      CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                            ------------------------

                                   COPIES TO:

                             JEFFREY N. CARP, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                           TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ / ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)      OFFERING PRICE(2)(3)          REGISTRATION FEE(4)
Common Stock, $0.01 par value per share (5).........               (6)                           (6)
Preferred Stock, $0.01 par value per share..........               (6)                           (6)
Debt Securities.....................................               (6)                           (6)
Warrants............................................               (6)                           (6)
Total...............................................           $150,000,000                    $39,110


(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities so long as the aggregate amount of all securities issued which are covered by this Registration Statement does not exceed $150,000,000.


(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.


(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. On October 30, 2000, the registrant paid a registration fee of $30,360 in connection with the initial filing of this Registration Statement. On April 25, 2001, the registrant paid an additional registration fee of $8,750. The total registration fee is $39,110.


(5) The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
    Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED MAY 15, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  $150,000,000

                         SATCON TECHNOLOGY CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

                             ---------------------

    We may from time to time issue up to $150,000,000 aggregate principal amount of common stock, preferred stock, debt securities and warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

                            ------------------------

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                            ------------------------

                         Prospectus dated       , 2001

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
ABOUT THIS PROSPECTUS.......................................      1

SATCON TECHNOLOGY CORPORATION...............................      1

DEFICIENCY OF EARNINGS TO FIXED CHARGES.....................      1

RISK FACTORS................................................      1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........      2

USE OF PROCEEDS.............................................      2

THE SECURITIES WE MAY OFFER.................................      2

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK.............      3

DESCRIPTION OF DEBT SECURITIES..............................      7

DESCRIPTION OF WARRANTS.....................................     11

LEGAL OWNERSHIP OF SECURITIES...............................     13

PLAN OF DISTRIBUTION........................................     17

VALIDITY OF SECURITIES......................................     18

EXPERTS.....................................................     19

WHERE YOU CAN FIND MORE INFORMATION.........................     19

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     20

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

                         SATCON TECHNOLOGY CORPORATION


    We are developing enabling technologies for the emerging distributed power generation and power quality markets. Distributed power, or on-site power independent of the electric utility grid, locates power-generating capability closer to the end user, while power quality systems maintain electricity during power outages. We design, develop and manufacture high-efficiency products and a variety of standard and custom high-performance motors to suit specific applications. Our power and energy management products convert, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power. We are utilizing our engineering and manufacturing expertise to develop products we believe will be integral components of distributed power generation and power quality systems. Our specialty motors are typically designed and manufactured for unique customer requirements such as high power-to-size requirements or high efficiency.


    SatCon was organized as a Massachusetts corporation in February 1985 and reincorporated as a Delaware corporation in 1992. Our principal office is located at 161 First Street, Cambridge, Massachusetts 02142, and our telephone number is (617) 661-0540. GridLink-TM-, MagLev-TM-, MegaVerter-TM- and PowerGate-TM- are trademarks of SatCon. All other trademarks or trade names in this prospectus are the property of their respective owners.


                                  RISK FACTORS



    Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in SatCon and the particular type of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement.


                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

                                 (In thousands)


    We have not recorded earnings for any of our last five fiscal years or for the six months ended March 31, 2001, and therefore are unable to cover fixed charges. Loss consists of loss before provision for income taxes and cumulative effects of accounting changes plus fixed charges. Fixed charges consist of interest expense and a portion of rental expense that we believe to be representative of interest. The following table discloses our dollar coverage deficiency. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period.



                                                                 YEAR ENDED                        SIX MONTHS ENDED
                                                               SEPTEMBER 30,                          MARCH 31,
                                            ----------------------------------------------------   ----------------
                                              1996       1997       1998       1999       2000           2001
                                            --------   --------   --------   --------   --------   ----------------
Coverage deficiency to attain a ratio of
  1:1.....................................   $3,933     $7,709     $1,381    $10,103    $15,254         $9,011

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should carefully read statements that contain these words because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial position.

                                USE OF PROCEEDS

    Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

    - to finance our growth,

    - for capital expenditures made in the ordinary course of business, including facilities expansion and the purchase of manufacturing equipment, and

    - for acquisitions of businesses, products and technologies that complement or expand our business.

    We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                          THE SECURITIES WE MAY OFFER

    The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate particular terms in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

    We may sell from time to time, in one or more offerings:

    - common stock,

    - preferred stock,

    - debt securities, and

    - warrants to purchase any of the securities listed above.

    In this prospectus, we will refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $150,000,000.

    If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK


    The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement.



    Our authorized capital stock consists of 50,000,000 shares of common stock $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of May 11, 2001, we had 13,890,086 shares of common stock outstanding held by 188 stockholders of record. As of May 11, 2001, no shares of preferred stock were outstanding.


COMMON STOCK

    VOTING. Holders of our common stock are entitled to one vote for each share held on matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

    DIVIDENDS. Holders of common stock are entitled to receive their proportionate share of any dividends declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.

    LIQUIDATION AND DISSOLUTION. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the preferential rights of any outstanding preferred stock.

    OTHER RIGHTS AND RESTRICTIONS. The common stock has no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the common stock are subject to the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

    LISTING. Our common stock is listed on the Nasdaq National Market under the symbol "SATC."

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is State Street Bank & Trust Company, 150 Royall Street, Canton, Massachusetts 02021.

PREFERRED STOCK

    GENERAL. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

    - the title and stated value,

    - the number of shares we are offering,

    - the liquidation preference per share,

    - the purchase price,

    - the dividend rate, period and payment date, and method of calculation for dividends,

    - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate,

    - the procedures for any auction and remarketing, if any,

    - the provisions for a sinking fund, if any,

    - the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights,

    - any listing of the preferred stock on any securities exchange or market,

    - whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period,

    - whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period,

    - voting rights, if any, of the preferred stock,

    - preemption rights, if any,

    - restrictions on transfer, sale or other assignment, if any,

    - whether interests in the preferred stock will be represented by depositary shares,

    - a discussion of any material or special United States federal income tax considerations applicable to the preferred stock,

    - the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs,

    - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs, and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

    When we issue shares of preferred stock under this prospectus, the shares, when issued, will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

    VOTING RIGHTS. The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

    OTHER. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of SatCon without any action by the stockholders.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions or dividends on our capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DELAWARE LAW

    BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

CHARTER AND BY-LAW PROVISIONS

    Our certificate of incorporation and by-laws provide:

    - That the board of directors be divided into three classes, as nearly equal in size as possible, with no class having more than one director more than any other class, with staggered three-year terms,

    - That directors may be removed only for cause by the vote of the holders of at least 66% of the shares of our capital stock entitled to vote, and

    - That any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

    The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

    The certificate of incorporation and by-laws also provide that:

    - Any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting, and

    - Special meetings of the stockholders may only be called by the chairman of the board of directors, the president, or at the written request of a majority of the board of directors or of stockholders owning at least ten percent of the shares of our capital stock issued and outstanding and entitled to vote. In order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice to us.

    These provisions could delay until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

    Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our board of directors. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our by-laws may be amended or repealed by a majority vote of our board of directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    In accordance with Delaware law, our certificate of incorporation eliminates in certain circumstances the liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director:

    - for a breach of the director's duty of loyalty to us or our stockholders,

    - for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law,

    - for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or

    - for transactions from which the director derived an improper personal benefit.

    In addition, our by-laws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests of SatCon. With respect to matters as to which our officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, our by-laws provide for indemnification only to the extent that we determine that such person acted in good faith and in a manner not opposed to the best interests of SatCon.

    However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices, or persons controlling SatCon pursuant to Delaware state law, as well as the foregoing charter and by-law provisions, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy, and therefore, unenforceable.

    Further, insofar as limitation of liabilities may be so permitted pursuant to Delaware state law, as well as the foregoing charter and by-law provisions, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

                         DESCRIPTION OF DEBT SECURITIES

    The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

    We will issue the senior notes under one or more senior indentures which we will enter into with a trustee to be named in the senior indentures. We will issue the subordinated notes under one or more subordinated indentures which we will enter into with a trustee to be named in the subordinated indentures. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

    The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

    We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

GENERAL

    We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

    - the title,

    - any limit on the amount that may be issued,

    - whether or not we will issue the series of notes in global form, the terms and who the depository will be,

    - the maturity date,

    - the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining those dates,

    - whether or not the notes will be secured or unsecured, and the terms of any secured debt,

    - the terms of the subordination of any series of subordinated debt,

    - the place where payments will be payable,

    - our right, if any, to defer payment of interest and the maximum length of any such deferral period,

    - the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions,

    - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes,

    - whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves,

    - whether we will be restricted from incurring any additional indebtedness,

    - a discussion on any material or special United States federal income tax considerations applicable to the notes,

    - the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof, and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

CONVERSION OR EXCHANGE RIGHTS


    We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment. No convertible securities will be convertible into other securities that have not been registered under the registration statement of which this prospectus is a part unless those convertible securities are not legally convertible immediately or within one year of the date of the sale of the convertible securities.


CONSOLIDATION, MERGER OR SALE

    The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

    The following will be events of default under the indentures with respect to any series of notes that we may issue:

    - if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred,

    - if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed,

    - if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series, and

    - if specified events of bankruptcy, insolvency or reorganization occur to us.

    If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

    The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture. Any waiver shall cure the default or event of default.

    Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

    - the direction so given by the holder is not in conflict with any law or the applicable indenture, and

    - subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

    A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

    - the holder has given written notice to the trustee of a continuing event of default with respect to that series,

    - the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee, and

    - the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

    These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

    We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

    We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

    - to fix any ambiguity, defect or inconsistency in the indenture, and

    - to change anything that does not materially adversely affect the interests of any holder of notes of any series.

    In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

    - extending the fixed maturity of the series of notes,

    - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes, or

    - reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

FORM, EXCHANGE AND TRANSFER

    We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

    At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

    We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

    If we elect to redeem the notes of any series, we will not be required to:

    - issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing, or

    - register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

INFORMATION CONCERNING THE TRUSTEE

    The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

    Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

    We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in New York, New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

    All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

    The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

    The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

    The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

GENERAL

    We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

    We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

    We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

    - the offering price and aggregate number of warrants offered,

    - the currency for which the warrants may be purchased,

    - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security,

    - if applicable, the date on and after which the warrants and the related securities will be separately transferable,

    - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise,

    - in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise,

    - the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants,

    - the terms of any rights to redeem or call the warrants,

    - any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants,

    - the dates on which the right to exercise the warrants will commence and expire,

    - the manner in which the warrant agreement and warrants may be modified,

    - federal income tax consequences of holding or exercising the warrants,

    - the terms of the securities issuable upon exercise of the warrants, and

    - any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

    Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

    - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or

    - in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. eastern standard time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

    Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

    Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DISCHARGE

    Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

    - register the transfer or exchange of debt securities of the series,

    - replace stolen, lost or mutilated debt securities of the series,

    - maintain paying agencies,

    - hold monies for payment in trust,

    - compensate and indemnify the trustee, and

    - appoint any successor trustee.

    In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

                         LEGAL OWNERSHIP OF SECURITIES

    We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

    We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

    Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

    As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

    We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

    For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

    Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    - how it handles securities payments and notices,

    - whether it imposes fees or charges,

    - how it would handle a request for the holders' consent, if ever required,

    - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future,

    - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests, and

    - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

    A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

    Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

    If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

    If securities are issued only in the form of a global security, an investor should be aware of the following:

    - an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below,

    - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities,"

    - an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form,

    - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective,

    - the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way,

    - the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well, and

    - financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

    The global security will terminate when the following special situations occur:

    - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days,

    - if we notify any applicable trustee that we wish to terminate that global security, or

    - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not SatCon or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered hereby in one or more of the following ways from time to time:

    - through agents to the public or to investors,

    - to underwriters for resale to the public or to investors, or

    - directly to investors.

    We will set forth in a prospectus supplement the terms of the offering of securities, including:

    - the name or names of any agents or underwriters,

    - the purchase price of the securities being offered and the proceeds we will receive from the sale,

    - any over-allotment options under which underwriters may purchase additional securities from us,

    - any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation,

    - any initial public offering price,

    - any discounts or concessions allowed or reallowed or paid to dealers, and

    - any securities exchanges on which the securities may be listed.

AGENTS

    We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

UNDERWRITERS

    If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

DIRECT SALES

    We may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

    Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES


    Any underwriter may engage in over-allotment, stabilizing transactions, short sales and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short sales involve syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of securities made in an amount up to the number of securities represented by the underwriters' over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the securities in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of securities in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.


PASSIVE MARKET MAKING

    Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid then must be lowered when certain purchase limits are exceeded.

                             VALIDITY OF SECURITIES

    The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

    The financial statements of SatCon Technology Corporation as of September 30, 1999 and 2000 and for each of the years then ended, incorporated by reference in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of SatCon Technology Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Ling Electronics, Inc. and Subsidiary incorporated in this prospectus by reference as of September 30, 1998 and 1999 and for each of the two years in the period ended September 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Beacon Power Corporation as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 and the period from May 8, 1997 (date of Beacon Power's inception) to December 31, 2000, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

                              Room 1024, Judiciary Plaza
                                450 Fifth Street, N.W.
                                Washington, D.C. 20549

    and at the SEC's Regional Offices located at:

                              Northwestern Atrium Center
                                      Suite 1400
                                500 West Madison Street
                                Chicago, Illinois 60661

    and

                               Seven World Trade Center
                                      13th Floor
                               New York, New York 10048

    and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

                                450 Fifth Street, N.W.
                                Washington, D.C. 20549

    at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC also maintains a Web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Web site. Statements contained or incorporated by reference in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, in each instance, you should refer to the copy of that contract, agreement or document filed as an exhibit to, or incorporated by reference in, the registration statement. Each statement as to the contents of a contract, agreement or document is qualified in all respects by that reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

    We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:


    (1) Our Amendment No. 1 to Current Report on Form 8-K/A dated October 21, 1999,


    (2) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000,

    (3) Our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000,

    (4) Our Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000,


    (5) Our Quarterly Report on Form 10-Q for the quarter ended December 31,
       2000,



    (6) Our Amendment No. 2 to Current Report on Form 8-K/A dated October 21, 1999,



    (7) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and



    (8) The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description.

    You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                             SatCon Technology Corporation
                                   161 First Street
                               Cambridge, MA 02142-1221
                          Attn: Investor Relations Department
                                    (617) 661-0540

    You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the Registrant. All amounts shown are estimates except the SEC registration fee.

SEC registration fee........................................  $   39,110
Accounting fees and expenses................................     400,000
Legal fees and expenses.....................................     600,000
Printing and mailing expenses...............................     250,000
Miscellaneous...............................................     410,890
                                                              ----------
    Total...................................................  $1,700,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. SatCon has included such a provision in its Certificate of Incorporation. This provision reads as follows:

       "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary demands for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
       (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
       Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court like determines that such indemnification is proper under the circumstances. SatCon's Bylaws include the following provision:

       "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
       Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

    SatCon has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
1.1                     The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on
                        Form 8-K and incorporated herein by reference.

1.2                     The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                        and incorporated herein by reference.

2.1                     Amended and Restated Asset Purchase Agreement among SatCon
                        Film Microelectronics, Inc., Film Microelectronics Inc., and
                        Albert R. Snider, dated as of April 3, 1997, is incorporated herein by reference to Exhibits to the Registrant's Current
                        Report on Form 8-K dated April 16, 1997.

2.2                     Stock Purchase Agreement, dated as of October 21, 1999, by and among the Registrant, Mechanical Technology
                        Incorporated, Ling Electronics, Inc. and Ling Electronics,
                        Ltd. is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

2.3                     Asset Purchase Agreement, dated as of November 16, 1999, by and between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated November 16,
                        1999.

3.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No.
                        33-49286).

3.2                     Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on
                        Form S-1 (File No. 33-49286).

3.3                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.4                     Bylaws Amendment of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.5                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.6                     Certificate of Designation of Series and Statement of
                        Variations of Relative Rights, Preferences and Limitations
                        of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock is incorporated herein by
                        reference to Exhibits to the Registrant's Current Report on
                        Form 8-K dated August 25, 1999.

3.7                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on March 15, 2000, is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

3.8                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on May 4, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

4.1 Specimen Certificate of Common Stock, $.01 par value, is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File
                        No. 33-49286).

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
4.2(*)                  Form of senior indenture.

4.3(*)                  Form of subordinated indenture.

4.4                     The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                        and incorporated herein by reference.

4.5                     The form of any subordinated note with respect to each
                        particular series of subordinated notes issued hereunder
                        will be filed as an exhibit to a Current Report of the
                        Registrant on Form 8-K and incorporated herein by reference.

4.6                     The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a
                        Current Report of the Registrant on Form 8-K and
                        incorporated herein by reference.

5.1                     Opinion of Hale and Dorr LLP.

10.1                    Employment Agreement, dated July 1, 1992, between the
                        Registrant and David B. Eisenhaure is incorporated herein by reference to Exhibits to the Registrant's Registration
                        Statement on Form S-1 (File No. 33-49286).

10.2                    Employment Agreement, dated July 1, 1992, between the
                        Registrant and Michael C. Turmelle is incorporated herein by reference to Exhibits to the Registrant's Registration
                        Statement on Form S-1 (File No. 33-49286).

10.3                    Change of Control Letter Agreement, dated March 22, 2000,
                        between the Registrant and Sean F. Moran is incorporated
                        herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended March 31,
                        2000.

10.4 1992 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

10.5 1994 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

10.6 1996 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1996.

10.7 1998 Stock Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant's Definitive
                        Schedule 14A filed January 26, 1999.

10.8 1999 Stock Incentive Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999.

10.9                    Lease, dated October 21, 1993, between the Registrant and
                        Gunwyn/First Street Limited Partnership is incorporated
                        herein by reference to Exhibits to the Registrant's
                        Registration Statement on Form S-1 (File No. 33-49286) and
                        First Amendment to Lease, dated June 22, 1998, by and
                        between the Registrant and Gunwyn/First Street Limited
                        Partnership is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the
                        period ended September 30, 1998.

10.10+                  Manufacturing Agreement between Applied Materials, Inc. and its wholly-owned subsidiaries and the Registrant, dated as of February 20, 1997, is incorporated herein by reference to
                        Exhibits to the Registrant's Quarterly Report on Form 10-Q
                        for the period ended March 31, 1997.

10.11                   Securities Purchase Agreement, dated as of May 28, 1997, by and among the Registrant, Beacon Power Corporation and DQE
                        Enterprises, Inc. is incorporated herein by reference to
                        Exhibits to the Registrant's Current Report on Form 8-K
                        dated May 28, 1997.

10.12                   Securities Purchase Agreement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
                        Technology Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current
                        Report on Form 8-K dated October 23, 1998.

10.13                   Amended and Restated License Agreement, dated as of October
                        23, 1998, by and between the Registrant and Beacon Power
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        23, 1998.

10.14                   Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                        Fund, L.L.C., and the Registrant, setting forth certain
                        registration rights granted by the Registrant is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 23,
                        1998.

10.15                   Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                        Fund, L.L.C. and the Registrant, setting forth certain
                        registration rights granted by Beacon Power Corporation is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 23,
                        1998.

10.16 Lease, dated February 27, 1996, by and between the Registrant and Diamond Management, Inc. is incorporated herein by reference to Exhibits to the Registrant's Annual
                        Report on Form 10-K for the year ended September 30, 1998.

10.17                   Lease, dated March 5, 1998, by and between the Registrant
                        and Harold W. Slovin is incorporated herein by reference to
                        Exhibits to the Registrant's Annual Report on Form 10-K for
                        the year ended September 30, 1998.

10.18                   North America Distributor Agreement, dated June 4, 1998, by and between SatCon Film Microelectronics, Inc., a division of the Registrant, and Falcon Electronics, Inc. is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Annual Report on Form 10-K for the year ended
                        September 30, 1998.

10.19                   Asset Purchase Agreement, dated as of January 4, 1999, among
                        K&D MagMotor Corp., the Registrant, Inductive Components,
                        Inc., Lighthouse Software, Inc. and Thomas Glynn is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated January 4,
                        1999.

10.20                   Asset Purchase Agreement, dated as of March 31, 1999, by and between HyComp, Inc. and HyComp Acquisition Corp., a
                        wholly-owned subsidiary of the Registrant, is incorporated herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended June 30,
                        1999.

10.21                   Note Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power Corporation, Perseus Capital, L.L.C., DQE
                        Enterprises, Inc., Micro Generation Technology Fund, L.L.C.
                        and the Registrant is incorporated herein by reference to
                        Exhibits to the Registrant's Quarterly Report on Form 10-Q
                        for the period ended June 30, 1999.

10.22                   Note and Warrant Purchase Agreement, dated as of August 2,
                        1999, by and among Beacon Power Corporation, Perseus
                        Capital, L.L.C., DQE Enterprises, Inc., Micro Generation
                        Technology Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended June 30,
                        1999.

10.23                   License and Technical Assistance Agreement, dated as of June
                        7, 1999, by and between Delco Remy America, Inc. and the
                        Registrant is incorporated herein by reference to Exhibits to the Registrant's Amendment No. 1 to the Quarterly Report
                        on Form 10-Q for the period ended March 31, 1999.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
10.24                   Securities Purchase Agreement, dated as of August 25, 1999, among the Registrant and the purchasers listed on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
                        1999.

10.25                   Registration Rights Agreement, dated as of August 25, 1999, among the Registrant and the investors named on the
                        signature pages thereof is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K
                        dated August 25, 1999.

10.26 Form of Warrants issued on August 25, 1999 in connection with the sale of the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
                        1999.

10.27                   Securities Purchase Agreement, dated as of October 21, 1999, between the Registrant and Mechanical Technology
                        Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

10.28                   SatCon Registration Rights Agreement, dated as of October
                        21, 1999, between the Registrant and Mechanical Technology
                        Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

10.29                   MTI Registration Rights Agreement, dated as of October 21,
                        1999, between Mechanical Technology Incorporated and the
                        Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

10.30                   Form of Stock Purchase Warrant issued on October 21, 1999 by the Registrant to Mechanical Technology Incorporated is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

10.31                   Form of Stock Purchase Warrant issued on October 21, 1999 by
                        Mechanical Technology Incorporated to the Registrant is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

10.32                   Sublease, dated November 16, 1999, between the Registrant
                        and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on
                        Form 8-K dated November 16, 1999.

10.33                   Transition Services Agreement, dated as of November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.34                   Memorandum of Understanding, entered into on November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.35                   Registration Rights Agreement, dated as of November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.36                   Stock Purchase Warrant issued on February 4, 2000 by the
                        Registrant to Northrop Grumman Corporation is incorporated herein by reference to the Registrant's Quarterly Report on
                        Form 10-Q for the period ended December 31, 1999.

10.37                   Promissory Note, dated October 6, 1999, made in favor of the
                        Registrant by Michael C. Turmelle in the amount of $10,000, together with Promissory Note, dated December 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the
                        amount of $75,000, is incorporated herein by reference to
                        the Registrant's Quarterly Report on Form 10-Q for the
                        period ended December 31, 1999.

10.38                   Demand Promissory Note, dated February 25, 2000, made in
                        favor of the Registrant by Beacon Power Corporation in the amount of $300,000, together with First Amendment to Demand
                        Promissory Note, dated March 16, 2000 is incorporated by
                        reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
10.39                   Consulting Agreement, dated July 19, 2000, between the
                        Registrant and Marshall J. Armstrong is incorporated herein by reference to the Registrant's Quarterly Report on Form
                        10-Q for the period ended June 30, 2000.

10.40                   Agreement between the Department of Energy and the
                        Registrant is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

10.41                   Master Lease Agreement, dated as of August 31, 2000, by and between General Electric Corporation and the Registrant is incorporated herein by reference to Exhibits to the
                        Registrant's Quarterly Report on Form 10-Q for the period
                        ended December 31, 2000.

10.42 Cooperation Agreement by and between the Registrant and Beacon Power Corporation, dated April 25, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

12.1                    Statement of Computation of Ratio of Earnings to Fixed
                        Charges.

16                      Letter Regarding Registrant's Change in Certifying
                        Accountant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 12,
                        1999.

21.1(*)                 Subsidiaries of the Registrant.

23.1                    Consent of Arthur Andersen LLP.

23.2                    Consent of PricewaterhouseCoopers LLP.

23.3                    Consent of PricewaterhouseCoopers LLP.

23.4                    Consent of Deloitte & Touche LLP.

25.1                    The Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Trustee under the
                        Senior Indenture will be incorporated herein by reference
                        from a subsequent filing in accordance with
                        Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2                    The Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Trustee under the
                        Subordinated Indenture will be incorporated herein by
                        reference from a subsequent filing in accordance with
                        Section 305(b)(2) of the Trust Indenture Act of 1939.


------------------------


(*) Previously filed.


+ Confidential treatment has been granted with respect to certain portions of this Exhibit.

    (b) Financial Statement Schedules

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 14, 2001.


                                                       SATCON TECHNOLOGY CORPORATION

                                                       By:  /s/ DAVID B. EISENHAURE
                                                            -----------------------------------------
                                                            David B. Eisenhaure
                                                            PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                            CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                          DATE
                ---------                                  -----                          ----
                                            Chairman of the Board, President,
         /s/ DAVID B. EISENHAURE              Chief Executive Officer and
    ---------------------------------         Director (Principal Executive           May 14, 2001
           David B. Eisenhaure                Officer)

                                            Vice President of Finance, Chief
            /s/ SEAN F. MORAN*                Financial Officer and Treasurer
    ---------------------------------         (Principal Financial Officer and        May 14, 2001
              Sean F. Moran                   Principal Accounting Officer)

         /s/ MICHAEL C. TURMELLE*           Director, Vice President, Chief
    ---------------------------------         Operating Officer and Secretary         May 14, 2001
           Michael C. Turmelle

        /s/ JAMES L. KIRTLEY, JR.*          Director, Vice President and Chief
    ---------------------------------         Scientist                               May 14, 2001
          James L. Kirtley, Jr.

        /s/ MARSHALL J. ARMSTRONG*          Director
    ---------------------------------                                                 May 14, 2001
          Marshall J. Armstrong

          /s/ ALAN P. GOLDBERG*             Director
    ---------------------------------                                                 May 14, 2001
             Alan P. Goldberg

                SIGNATURE                                  TITLE                          DATE
                ---------                                  -----                          ----
         /s/ THOMAS A. HURKMANS*            Director
    ---------------------------------                                                 May 14, 2001
            Thomas A. Hurkmans

          /s/ GERALD L. WILSON*             Director
    ---------------------------------                                                 May 14, 2001
             Gerald L. Wilson

      * By: /s/ DAVID B. EISENHAURE
    ---------------------------------
           David B. Eisenhaure
           As Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
1.1              The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on
                 Form 8-K and incorporated herein by reference.

1.2 The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

2.1              Amended and Restated Asset Purchase Agreement among SatCon
                 Film Microelectronics, Inc., Film Microelectronics Inc., and
                 Albert R. Snider, dated as of April 3, 1997, is incorporated herein by reference to Exhibits to the Registrant's Current
                 Report on Form 8-K dated April 16, 1997.

2.2 Stock Purchase Agreement, dated as of October 21, 1999, by and among the Registrant, Mechanical Technology
                 Incorporated, Ling Electronics, Inc. and Ling Electronics,
                 Ltd. is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
                 1999.

2.3 Asset Purchase Agreement, dated as of November 16, 1999, by and between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated November 16,
                 1999.

3.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No.
                 33-49286).

3.2 Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

3.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.4 Bylaws Amendment of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.6              Certificate of Designation of Series and Statement of
                 Variations of Relative Rights, Preferences and Limitations of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.7 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000, is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

3.8 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 4, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

4.1 Specimen Certificate of Common Stock, $.01 par value, is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File
                 No. 33-49286).

4.2(*)           Form of senior indenture.

4.3(*)           Form of subordinated indenture.

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
4.4              The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                 and incorporated herein by reference.

4.5 The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.6 The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

5.1              Opinion of Hale and Dorr LLP.

10.1             Employment Agreement, dated July 1, 1992, between the
                 Registrant and David B. Eisenhaure is incorporated herein by reference to Exhibits to the Registrant's Registration
                 Statement on Form S-1 (File No. 33-49286).

10.2             Employment Agreement, dated July 1, 1992, between the
                 Registrant and Michael C. Turmelle is incorporated herein by reference to Exhibits to the Registrant's Registration
                 Statement on Form S-1 (File No. 33-49286).

10.3 Change of Control Letter Agreement, dated March 22, 2000, between the Registrant and Sean F. Moran is incorporated herein by reference to Exhibits to the Registrant's
                 Quarterly Report on Form 10-Q for the period ended March 31,
                 2000.

10.4 1992 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

10.5 1994 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

10.6 1996 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1996.

10.7 1998 Stock Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant's Definitive
                 Schedule 14A filed January 26, 1999.

10.8 1999 Stock Incentive Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999.

10.9             Lease, dated October 21, 1993, between the Registrant and
                 Gunwyn/First Street Limited Partnership is incorporated herein by reference to Exhibits to the Registrant's
                 Registration Statement on Form S-1 (File No. 33-49286) and
                 First Amendment to Lease, dated June 22, 1998, by and between the Registrant and Gunwyn/First Street Limited
                 Partnership is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the period ended September 30, 1998.

10.10+ Manufacturing Agreement between Applied Materials, Inc. and its wholly-owned subsidiaries and the Registrant, dated as of February 20, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

10.11 Securities Purchase Agreement, dated as of May 28, 1997, by and among the Registrant, Beacon Power Corporation and DQE
                 Enterprises, Inc. is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 28, 1997.

10.12 Securities Purchase Agreement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                 L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                 Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23, 1998.

10.13            Amended and Restated License Agreement, dated as of October
                 23, 1998, by and between the Registrant and Beacon Power
                 Corporation is incorporated herein by

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
                 reference to Exhibits to the Registrant's Current Report on
                 Form 8-K dated October 23, 1998.

10.14 Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                 L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                 Fund, L.L.C., and the Registrant, setting forth certain registration rights granted by the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23,
                 1998.

10.15 Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                 L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                 Fund, L.L.C. and the Registrant, setting forth certain registration rights granted by Beacon Power Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23,
                 1998.

10.16 Lease, dated February 27, 1996, by and between the Registrant and Diamond Management, Inc. is incorporated herein by reference to Exhibits to the Registrant's Annual
                 Report on Form 10-K for the year ended September 30, 1998.

10.17 Lease, dated March 5, 1998, by and between the Registrant and Harold W. Slovin is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

10.18 North America Distributor Agreement, dated June 4, 1998, by and between SatCon Film Microelectronics, Inc., a division of the Registrant, and Falcon Electronics, Inc. is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended
                 September 30, 1998.

10.19            Asset Purchase Agreement, dated as of January 4, 1999, among
                 K&D MagMotor Corp., the Registrant, Inductive Components,
                 Inc., Lighthouse Software, Inc. and Thomas Glynn is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated January 4,
                 1999.

10.20 Asset Purchase Agreement, dated as of March 31, 1999, by and between HyComp, Inc. and HyComp Acquisition Corp., a wholly-owned subsidiary of the Registrant, is incorporated herein by reference to Exhibits to the Registrant's
                 Quarterly Report on Form 10-Q for the period ended June 30,
                 1999.

10.21 Note Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power Corporation, Perseus Capital, L.L.C., DQE
                 Enterprises, Inc., Micro Generation Technology Fund, L.L.C.
                 and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

10.22            Note and Warrant Purchase Agreement, dated as of August 2,
                 1999, by and among Beacon Power Corporation, Perseus
                 Capital, L.L.C., DQE Enterprises, Inc., Micro Generation
                 Technology Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's
                 Quarterly Report on Form 10-Q for the period ended June 30,
                 1999.

10.23            License and Technical Assistance Agreement, dated as of June
                 7, 1999, by and between Delco Remy America, Inc. and the
                 Registrant is incorporated herein by reference to Exhibits to the Registrant's Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 1999.

10.24 Securities Purchase Agreement, dated as of August 25, 1999, among the Registrant and the purchasers listed on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
                 1999.

10.25 Registration Rights Agreement, dated as of August 25, 1999, among the Registrant and the investors named on the signature pages thereof is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
10.26            Form of Warrants issued on August 25, 1999 in connection
                 with the sale of the Series A Preferred Stock is
                 incorporated herein by reference to Exhibits to the
                 Registrant's Current Report on Form 8-K dated August 25,
                 1999.

10.27 Securities Purchase Agreement, dated as of October 21, 1999, between the Registrant and Mechanical Technology
                 Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                 21, 1999.

10.28            SatCon Registration Rights Agreement, dated as of October
                 21, 1999, between the Registrant and Mechanical Technology
                 Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                 21, 1999.

10.29            MTI Registration Rights Agreement, dated as of October 21,
                 1999, between Mechanical Technology Incorporated and the
                 Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                 21, 1999.

10.30 Form of Stock Purchase Warrant issued on October 21, 1999 by the Registrant to Mechanical Technology Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
                 1999.

10.31            Form of Stock Purchase Warrant issued on October 21, 1999 by
                 Mechanical Technology Incorporated to the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
                 1999.

10.32 Sublease, dated November 16, 1999, between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated November 16, 1999.

10.33            Transition Services Agreement, dated as of November 16,
                 1999, between the Registrant and Northrop Grumman
                 Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                 November 16, 1999.

10.34            Memorandum of Understanding, entered into on November 16,
                 1999, between the Registrant and Northrop Grumman
                 Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                 November 16, 1999.

10.35            Registration Rights Agreement, dated as of November 16,
                 1999, between the Registrant and Northrop Grumman
                 Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                 November 16, 1999.

10.36            Stock Purchase Warrant issued on February 4, 2000 by the
                 Registrant to Northrop Grumman Corporation is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1999.

10.37 Promissory Note, dated October 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the amount of $10,000, together with Promissory Note, dated December 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the amount of $75,000, is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1999.

10.38 Demand Promissory Note, dated February 25, 2000, made in favor of the Registrant by Beacon Power Corporation in the amount of $300,000, together with First Amendment to Demand
                 Promissory Note, dated March 16, 2000 is incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

10.39            Consulting Agreement, dated July 17, 2000, between the
                 Registrant and Marshall J. Armstrong is incorporated herein by reference to the Registrant's Quarterly Report on Form
                 10-Q for the period ended June 30, 2000.

10.40 Agreement between the Department of Energy and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
10.41            Master Lease Agreement, dated as of August 31, 2000, by and between General Electric Corporation and the Registrant is incorporated herein by reference to Exhibits to the
                 Registrant's Quarterly Report on Form 10-Q for the period
                 ended December 31, 2000.

10.42 Cooperation Agreement by and between the Registrant and Beacon Power Corporation, dated April 25, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

12.1             Statement of Computation of Ratio of Earnings to Fixed
                 Charges.

16               Letter Regarding Registrant's Change in Certifying
                 Accountant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 12,
                 1999.

21.1(*)          Subsidiaries of the Registrant.

23.1             Consent of Arthur Andersen LLP.

23.2             Consent of PricewaterhouseCoopers LLP.

23.3             Consent of PricewaterhouseCoopers LLP.

23.4             Consent of Deloitte & Touche LLP.

25.1             The Statement of Eligibility on Form T-1 under the Trust
                 Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                 Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2             The Statement of Eligibility on Form T-1 under the Trust
                 Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                 Section 305(b)(2) of the Trust Indenture Act of 1939.


------------------------


(*) Previously filed.


+ Confidential treatment has been granted with respect to certain portions of this Exhibit.